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                                                                     EXHIBIT 3.3

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES -
CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
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                                                                   Date Received

                                                             FILED JUNE 19, 1997






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                  CORPORATION IDENTIFICATION NUMBER:  474-042
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                           ARTICLES OF INCORPORATION

                                       OF

                           JAMES CABLE FINANCE CORP.
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  These Articles of Incorporation are signed by the incorporator for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:

  ARTICLE I     The name of the corporation is James Cable Finance Corp.

  ARTICLE II The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation Act of Michigan (the "Act").

  ARTICLE III   The total authorized shares is 60,000 shares of common stock.

  ARTICLE IV    The corporation has only one class of stock.

  ARTICLE V     The address and mailing address of the registered office is:

                Street Address:    1400 North Woodward, Suite 100
                                   Bloomfield Hills, Michigan  48304

                Mailing Address:   1400 North Woodward, Suite 100
                                   Bloomfield Hills, Michigan 48304

                The name of the resident agent at the registered office is
                J. Kevin Trimmer.
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  ARTICLE VI    The name and address of the incorporator are as follows:

                     Name                   Residence or Business Address
                     ----                   -----------------------------

             J. Kevin Trimmer               1400 N. Woodward
                                            Suite 100
                                            Bloomfield Hills, Michigan  48304

  ARTICLE VII   The duration of the corporation is perpetual.

  ARTICLE VIII A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for any of the following:

                (a) any breach of the director's duty of loyalty to the corporation or its shareholders;

                (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

                (c)  a violation of Section 551(1) of the Act;

                (d) a transaction from which the director derived an improper personal benefit; or

                (e) an act or omission occurring prior to the date when this article becomes effective.

                Any repeal, amendment or other modification of this Article shall not increase the liability or alleged liability of any director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. If the Act is subsequently amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of directors shall be eliminated or limited to the fullest extent permitted by the Act as so amended.

  ARTICLE IX Any action required or permitted by the Act, these Articles or the Bylaws of the corporation to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The
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                written consents shall bear the date of signature of
                each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.

  ARTICLE X When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

  I, the sole incorporator, sign my name this 18th day of June, 1997.


                                         /s/ J. Kevin Trimmer
                                         ------------------------------------
                                         J. Kevin Trimmer


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DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS
INDICATED IN THE BOX BELOW.  Include name, street and number
(or P.O. Box), city, state and ZIP code.

   J. Kevin Trimmer
   Miller, Canfield, Paddock and Stone, P.L.C.
   1400 N. Woodward, Suite 100
   Bloomfield Hills, Michigan  48304





Name of person or organization remitting fees:

Miller, Canfield, Paddock and Stone, P.L.C.

Preparer's name and business telephone number:

J. Kevin Trimmer
(248) 645-5000